UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 21, 2019

GI DYNAMICS, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-55195	84-1621425
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

P.O. Box 51915

Boston, MA 02205

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (781) 357-3300

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, par value US$0.01	GID.ASX	Australia Securities Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☒

Item 1.01 Entry into a Material Definitive Agreement.

Amendment to Senior Secured Convertible Promissory Note and Related Note Purchase Agreement

On August 21, 2019, GI Dynamics, Inc. (the “Company”) entered into a Fifth Amendment to Senior Secured Convertible Promissory Note (the “Note Amendment”), by and between the Company, as borrower, and Crystal Amber Fund Limited, as holder (“Crystal Amber”), pursuant to which the Company and Crystal Amber amended the Senior Secured Convertible Promissory Note issued by the Company to Crystal Amber on June 15, 2017 and amended on December 31, 2018, March 29, 2019, April 30, 2019 and June 30, 2019, in the aggregate principal amount of US$5,000,000 (as so amended, the “Note”) by extending the maturity date (and associated final conversion date) of the Note from October 1, 2019 to March 31, 2020. Pursuant to the terms of the Note Amendment, Crystal Amber also agreed to waive the application of the definition of Qualified Financing (as defined in the Note) with respect to the financing (the “Financing”) to be completed pursuant to the terms and conditions of that certain Securities Purchase Agreement, dated of even date therewith (as amended, restated, supplemented, or otherwise modified from time to time, the “August 2019 SPA”), by and between the Company and Crystal Amber.

In addition, on August 21, 2019, the Company entered into a Fifth Amendment to Note Purchase Agreement (the “NPA Amendment”) by and between the Company and Crystal Amber, which NPA Amendment amended the Note Purchase Agreement, dated as of June 15, 2017, as amended on December 31, 2018, March 29, 2019, April 30, 2019 and June 30, 2019, by and between the Company and Crystal Amber to provide for the amendment of the Note in the form of the Note Amendment.

The foregoing description of the Note Amendment and the NPA Amendment does not purport to be a complete description of the rights and obligations of the parties thereunder and is qualified in its entirety by reference to the Note Amendment and the NPA Amendment, each of which will be included as an exhibit to the Company’s Quarterly Report on Form 10-Q for the fiscal quarter ending September 30, 2019.

August 2019 SPA

On August 21, 2019, the Company entered into the August 2019 SPA, as purchaser. Pursuant to the August 2019 SPA, Crystal Amber agreed to exercise certain outstanding warrants issued on May 30, 2018 and June 30, 2019 (the “Existing Warrants”), in accordance with the terms of such Existing Warrants, and purchase an aggregate of 412,427,495 CHESS Depositary Interests (the “Existing Warrants CDIs”) (subject to the effect of any rounding) (with each Existing Warrants CDI representing 1/50th of a share of the Company’s common stock, par value US$0.01 per share (the “Common Stock”)), at an aggregate purchase price of approximately US$5,403,107 (the “Aggregate Exercise Price”) in accordance with the following exercise schedule (unless earlier dates are requested by the Company) (all amounts are approximate): (i) US$2,000,000 in Existing Warrants CDIs at the closing; (ii) US$2,000,000 in Existing Warrants CDIs on September 30, 2019; (iii) US$1,000,000 in Existing Warrants CDIs on October 31, 2019; and (iv) US$403,107 in Existing Warrants CDIs on November 15, 2019.

In addition, pursuant to the August 2019 SPA, the Company issued and sold to Crystal Amber a senior unsecured convertible promissory note in an aggregate principal amount of US$4,596,893, or such lesser amount as may be set forth in a notice delivered by the Company to Crystal Amber (the “August 2019 Note”), to be funded on December 6, 2019, or such earlier or later date as may be requested by the Company (the “Funding Date”), and agreed to issue to Crystal Amber a warrant (the “August 2019 Warrant”) to purchase CHESS Depositary Interests (“CDIs”) (with each CDI representing 1/50th of a share of Common Stock) or Common Stock as set forth in the August 2019 Warrant, subject to the receipt of required stockholder approval approving the issuance of the August 2019 Warrant and the funding of the August 2019 Note. Crystal Amber is the Company’s largest stockholder.

The August 2019 Note accrues interest at a rate equal to 10% per annum from the Funding Date, compounded annually, other than during the continuance of an event of default, when the August 2019 Note accrues interest at a rate of 16% per annum. The entire outstanding principal balance and all unpaid accrued interest thereon is due on the fifth anniversary of the Funding Date. Subject to the receipt of required stockholder approval (for the purposes of, among others, Rule 10.11 of the Australian Securities Exchange (the “ASX”) Listing Rules), the entire outstanding principal balance under the August 2019 Note and all unpaid accrued interest thereon is convertible into CDIs at the option of Crystal Amber at a conversion price equal to US$0.02 per CDI. In the event that the Company issues additional CDIs to a stockholder other than Crystal Amber in a subsequent equity financing at a price per CDI that is less than the conversion price under the August 2019 Note, the conversion price shall be reduced to the lowest such price per CDI. In addition, upon a change of control of the Company, Crystal Amber may, at its option, demand that the Company prepay all accrued and unpaid interest plus 110% of the remaining outstanding unconverted principal balance. The Company may not prepay the August 2019 Note without the consent of Crystal Amber. If the stockholder approvals required to issue the August 2019 Warrant or to approve the conversion rights under the August 2019 Note are not obtained, the Company is obligated to prepay all accrued and unpaid interest plus 110% of the remaining outstanding unconverted principal balance on the earlier of the Funding Date or the date that is six months following the date of the stockholder meeting at which the requisite approvals were not obtained.

Pursuant to the terms of the August 2019 Warrant and subject to stockholder approval of the August 2019 Warrant’s issuance, Crystal Amber will be entitled to purchase up to 229,844,650 CDIs (or the corresponding number of shares of Common Stock) at an exercise price per CDI equal to US$0.02, subject to adjustment as provided in the August 2019 Warrant. The number of CDIs available for purchase under the August 2019 Warrant will be proportional to the principal balance outstanding under the August 2019 Note on the Funding Date. Accordingly, if the full amount of the August 2019 Note is received by the Company (i.e., US$4,596,893) then the August 2019 Warrant will be exercisable in respect of 229,844,650 CDIs. However, if a lesser amount is received by the Company under the August 2019 Note then the maximum number of CDIs that can be issued on exercise of the

August 2019 Warrant will be equal to that number of CDIs determined by dividing such lesser amount by US$0.02 (subject to the effect of any rounding). In the event that the Company issues additional CDIs to a stockholder other than Crystal Amber in a subsequent equity financing at a price per CDI that is less than the exercise price under the August 2019 Warrant, the exercise price shall be reduced to the lowest such price per CDI. The August 2019 Warrant shall lapse on the fifth anniversary of the Funding Date.

The August 2019 SPA contains customary events of default. If a default occurs and is not cured within the applicable cure period or is not waived, any outstanding obligations under the August 2019 Note may be accelerated. The August 2019 SPA and related August 2019 Note and August 2019 Warrant documents also contain additional representations and warranties, covenants and conditions, in each case customary for transactions of this type.

The foregoing description of the August 2019 SPA, the August 2019 Note and the August 2019 Warrant does not purport to be a complete description of the rights and obligations of the parties thereunder and is qualified in its entirety by reference to the August 2019 SPA, the August 2019 Note and the August 2019 Warrant, each of which will be included as an exhibit to the Company’s Quarterly Report on Form 10-Q for the fiscal quarter ending September 30, 2019.

A copy of the press release announcing the closing of the Note Amendment, the NPA Amendment and this financing is attached hereto as Exhibit 99.1.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant.

The disclosure set forth under Item 1.01 of this Current Report on Form 8-K is incorporated into this Item 2.03 by reference.

Item 3.02 Unregistered Sales of Equity Securities.

The disclosure set forth under Item 1.01 of this Current Report on Form 8-K is incorporated into this Item 3.02 by reference. The securities issued to Crystal Amber were all issued in a private placement under Section 4(a)(2) of the Securities Act of 1933, as amended.

Item 7.01 Regulation FD Disclosure.

On August 22, 2019, the Company produced a corporate update (the “Corporate Update”), which the Company expects to utilize from time to time and will be made available by the Company on its website or distributed by the Company in hardcopy or electronic form.

A copy of the Corporate Update is attached as Exhibit 99.2 to this Current Report on Form 8-K. The Corporate Update is current, as of August 22, 2019, and the Company disclaims any obligation to update the Update after such date.

The information in this Item 7.01 of this Current Report on Form 8-K (including Exhibit 99.2) is intended to be furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that Section, nor shall such information be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

99.1	Press Release of GI Dynamics, Inc. dated August 22, 2019 (Australian Eastern Standard Time)

99.2	Corporate Update, prepared as of August 22, 2019

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GI DYNAMICS, INC.

Dated: August 21, 2019	/s/ Charles Carter
Charles Carter
Chief Financial Officer